SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[ X ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

O.A.K. FINANCIAL BANK CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, schedule, or registration statement no.: __________________________________________________
(3)	Filing party: ___________________________________________________________________________
(4)	Date filed: ____________________________________________________________________________

O.A.K. FINANCIAL CORPORATION

2445 84th Street, S.W.

Byron Center, Michigan 49315

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April __, 2003

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of O.A.K. Financial Corporation (the “Corporation”), a Michigan corporation, will be held on April __, 2003, at 9:30 a.m., at the Byron Township Hall, 8085 Byron Center, S.W., Byron Center, Michigan, for the following purposes:

    1.        To elect two directors to hold office for a 3-year term and two directors to hold office for a -year term.

    2.        To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed March 18, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

         Please be aware that one of the Corporation’s shareholders has notified the Corporation that he intends to nominate two persons for election to the Board of Directors at the 2003 annual meeting. His notice did not specify the class for which either person would be nominated. We believe that the motives and objectives of this shareholder are not in the best interests of the Corporation and its other shareholders. This opposing shareholder will likely seek your support to elect his two nominees. We urge you to reject the nominees of the opposing shareholder and not to sign any proxy that he may send you. In order to elect your Board’s nominees for director, and reject the opposing shareholder’s proposed nominees, the Board unanimously recommends that you sign, date, and mail the enclosed proxy card today. Please do not return any proxy card that you may receive from any opposing shareholder.

By order of the Board of Directors,

Patrick K. Gill, President and CEO
Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.

Some of the Corporation’s shareholders hold their shares in “street-name,” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy card in favor of the Board of Director’s nominees.

Dated: March __, 2002

O.A.K. FINANCIAL CORPORATION
2445 84th Street, S.W.
Byron Center, Michigan 49315

PROXY STATEMENT

        This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of O.A.K. Financial Corporation (the “Corporation”), a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, April __, 2003, at 9:30 a.m., at the Byron Township Hall, 8085 Byron Center, S.W., Byron Center, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

VOTING AT THE MEETING

        This Proxy Statement has been mailed on or about March __, 2002, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on March 18, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

        If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the nominees named in the Proxy Statement and for the proposals, if any, set forth in this Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date, or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

        The Board of Directors urges you not to sign any proxy sent to you by an opposing shareholder. If you have already done so, you may revoke your previously signed proxy by delivering a written notice of revocation or a later dated proxy from the Board of Directors. It will not help your Board to return any proxy sent to you by any opposing shareholder marked to indicate that you “abstain” from your voting for the opposing shareholder’s nominees.

        The only way to support your Board of Director’s nominees is to vote “FOR” the Board of Director’s nominees on the enclosed proxy.

        Some of the Corporation’s shareholders hold their shares in “street-name,” in the name of a brokerage firm or bank. If you hold your shares in “street-name,” please note that only your brokerage firm or bank can sign a proxy on your behalf, and only upon receipt of your specific instructions. The Board of Directors urges you to contact the person responsible for your account today and instruct them to execute a proxy card in favor of the Board of Director’s nominees.

        If you hold your shares in more than one type of account or if your shares are registered differently, you may receive more than one proxy card from the Corporation. Please sign and return all proxies that you receive from the Corporation.

METHOD AND COST OF SOLICITATION

        This solicitation of proxies is made by and on behalf of the Board of Directors and will be conducted primarily by mail. In additional to the use of mail, the directors and certain executive officers and other employees of the Corporation may solicit the return of proxies by telephone, facsimile, other electronic media or through personal contact. Such directors and executive officers will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The cost of soliciting proxies and distributing this Proxy Statement and the annual notice will be borne by the Corporation. Although no precise estimate can be made at this time, the Corporation estimates that the aggregate amount to be spent by the Corporation in connection with the solicitation of proxies will be approximately $__________, of which $______ has been paid as of the date of this Proxy Statement. This amount excludes (i) the value of officers and employees of the Corporation and (ii) the normal expenses of a solicitation for an uncontested election of directors.

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Corporation authorize the Board of Directors to establish the size of the Board. The Board of Directors has established the size of the Board for 2003 at seven (7) persons. The Articles of Incorporation also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered 3-year terms of office. Two people have been nominated by the Board of Directors for election to the Board to serve a three-year term expiring at the 2006 Annual Meeting of Shareholders. Additionally, two people have been nominated by the Board of Directors for election to the Board to serve a two-year term expiring at the 2005 Annual Meeting of Shareholders. The Board has nominated Patrick K. Gill and Robert F. Dentzman for three-year terms and David Van Solkema and Grace O. Shearer for two-year terms. One nominee, David Van Solkema is an incumbent director previously elected by the Corporation’s shareholders and the other three are incumbent directors appointed by the board of directors.

        Unless otherwise directed by a shareholder’s proxy, the persons named, as proxy holders in the accompanying proxy will vote for each of the nominees named above. In the event a nominee shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event the enclosed proxy will be voted for such substitute nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        One of the Corporation’s shareholders has notified the Corporation that he intends to nominate two persons for election to the Board of Directors at the 2003 annual meeting. His notice did not specify the class for which either person would be nominated.

        A plurality of the votes cast at the meeting is required to elect nominees as directors of the Corporation. As such, individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

        The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF MANAGEMENT

        At March 18, 2003, the Corporation had outstanding 2,035,191 shares of common stock, par value $1.00 per hare. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 18, 2003, the record date fixed by the Board of Directors.

        As of March 18, 2003, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation except as follows:

-------------------------------------------------------------------------------------------------------
             Name and Address of                    Amount and Nature of              Approximate
                Beneficial Owner                    Beneficial Ownership           Percent of Class
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
           Charles Andringa                                   126,380                    6.21%
           2807 Bridgeside Drive
           Caledonia, MI 49316
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
           Willard and Jane Van Singel (1)                    268,903(1)                13.21%
           8977 Lindsey Lane, S.W.
           Byron Center, MI 49315

           Jerry R. Keizer
           8855 Clyde Park Avenue, S.W.
           Byron Center, MI 49315

           Paul G. and Barbara J. France
           1773 Sunvale Drive, S.W.
           Wyoming, MI 49509
-------------------------------------------------------------------------------------------------------
(1)

On February 24, 2003, Willard and Jane Van Singel, Jerry R. Keizer and Paul G. and Barbara J. France filed a Form 13-D with the Securities and Exchange Commission disclosing their ownership as a group of over 5% of the Corporation’s outstanding common stock. Willard and Jane Van Singel are husband and wife. Of the shares shown above, Mr. Van Singel has sole voting and investment power with respect to 106,929 shares (5.25%) and Mrs. Van Singel has sole voting and investment power with respect to 110,000 shares (5.40%). Mr. and Mrs. Van Singel own 3,600 shares jointly with their daughter Mary A. Niewiek, 19,482 shares jointly with their son John A. Van Singel, and 18,500 shares jointly with their son Gordon J. Van Singel. Mrs. Van Singel owns 1,442 shares jointly with her daughter Mary A. Niewiek, 2,158 shares jointly with her son Gordon J. Van Singel and 2,158 shares jointly with her daughter Karen J. Van Zalen. Jerry R. Keizer has sole voting and investment power with respect to 952 shares. Paul G. and Barbara J. France are husband and wife and own 2,632 shares jointly and are the beneficial owners of 350 shares owned by Jennifer Marie France, 350 shares owned by Kristen Leigh France, and 350 shares owned by Ryan Paul France, all of whom are children of Mr. and Mrs. France residing in their home.

        The information in the following table sets forth the beneficial ownership of the Corporation’s common stock by each of the directors, nominees and executive officers listed in the Summary Compensation Table presented later and by all directors and executive officers as a group as of March 18, 2003.

------------------------------------------------------------------------------------------------------------------
                      Person                             Amount and Nature of                 Approximate
                                                          Beneficial Ownership             Percent of Class
------------------------------------------------------------------------------------------------------------------
Patrick K. Gill................................                        -0-                            *
------------------------------------------------------------------------------------------------------------------
John A. Van Singel.............................                    41,318 (1)                         2.03%
------------------------------------------------------------------------------------------------------------------
James Luyk.....................................                     3,127 (2)                         *
------------------------------------------------------------------------------------------------------------------
Thomas Fitzgerald..............................                        -0-                            *
------------------------------------------------------------------------------------------------------------------
John Peterson..................................                     4,228 (3)                         *
------------------------------------------------------------------------------------------------------------------
Robert F. Dentzman.............................                        -0-                            *
------------------------------------------------------------------------------------------------------------------
David A. Van Solkema...........................                     4,672 (4)                         *
------------------------------------------------------------------------------------------------------------------
Grace O. Shearer...............................                       208                             *
------------------------------------------------------------------------------------------------------------------
Gerald Williams................................                    13,500 (4)                         *
------------------------------------------------------------------------------------------------------------------
Norman Fifelski................................                     5,699 (4)                         *
------------------------------------------------------------------------------------------------------------------
Dellvan Hoezee.................................                     8,138 (4)(5)                      *
------------------------------------------------------------------------------------------------------------------
Robert Deppe...................................                     2,388 (4)                         *
------------------------------------------------------------------------------------------------------------------
All current executive officers and directors as a                  41,960 (6)(7)                   2.06%
group (consisting of 11 persons)...............
------------------------------------------------------------------------------------------------------------------
*Less than one percent
(1)

Includes 11,546 shares owned by Mr. Van Singel’s children, 19,482 shares owned jointly by Mr. Van Singel with his parents, Willard and Jane Van Singel, and 170 shares in the Employee Stock Ownership Trust (“ESOT”). Mr. Van Singel resigned in October 2002 from his positions as director, President and CEO of the Corporation and the Bank.

(2)	Includes 2,797 shares subject to stock options exercisable within 60 days and 82 shares allocated to Mr. Luyk’s account under the “ESOT.”

(3)	Includes 4,088 shares subject to stock options exercisable within 60 days and 140 shares allocated to Mr. Petersen’s account under the “ESOT.”

(4)	Includes 2,000 shares subject to stock options exercisable within 60 days.

(5)	Includes 3,160 shares owned by Hudsonville Creamery & Ice Cream Co., a corporation in which Mr. Hoezee owns a one-third interest.

(6)	The shares attributed to Mr. Van Singel are not included in the total due to his resignation from his positions as director, President and CEO of the Corporation and Bank in October 2002.

(7)

Includes 16,855 shares with respect to which executive officers and directors have the right to acquire beneficial ownership within 60 days, and 222 shares of common stock allocated to accounts of certain executive officers under the “ESOT.”

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

        The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than 5 years.

====================================================================================================================
                           Nominees for Election as Director for Terms Expiring in 2006
--------------------------------------------------------------------------------------------------------------------
                                                                             Amount and Nature
                                                                               of Beneficial
                                                          Director of            Ownership           Approximate
                                               Age     Corporation Since        3/18/02(1)        Percent of Class
--------------------------------------------------------------------------------------------------------------------
Patrick K. Gill..........................       51           2002                   -0-                   *
      President & CEO, Byron Center
      State Bank and O.A.K. Financial Corp.
--------------------------------------------------------------------------------------------------------------------
Robert F. Dentzman.......................       51           2002                   -0-                   *
      Treasurer and vice president,
      Herman Miller
--------------------------------------------------------------------------------------------------------------------
                           Nominees for Election as Director for Terms Expiring in 2005
--------------------------------------------------------------------------------------------------------------------
David A. Van Solkema.....................       61           1988                4,672(2)                 *
        Retired, former President of Jobbers
        Warehouse Service, Inc.
--------------------------------------------------------------------------------------------------------------------
Grace O. Shearer.........................       55           2002                  208                    *
      CEO, West Michigan Heart, P.C.,
--------------------------------------------------------------------------------------------------------------------
                                       Directors Whose Terms Expire in 2004
--------------------------------------------------------------------------------------------------------------------
Norman Fifelski...........................      57           1988                5,699(2)                 *
      Owner, Hillcrest Foods and Fuel
---------------------------------------------------------------------------------------------------------------------
Dellvan Hoezee............................      68           1991                8,138 (2)(3)             *
      President, Hudsonville Creamery
--------------------------------------------------------------------------------------------------------------------
Robert Deppe..............................      42           1997                2,388(2)                 *
      President, RDI Development Inc.
====================================================================================================================
*Represents less than one percent
(1)

This information is based upon the Corporation’s records as of March 18, 2003, and information supplied by the persons listed above. The number of shares stated in this column includes shares owned of record by the shareholder and shares, which, under federal securities regulations, are deemed to be beneficially owned by the shareholder, including shares subject to stock options exercisable within 60 days. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses, with respect to all shares beneficially owned.

(2)	Includes 2,000 shares subject to stock options exercisable within 60 days.

(3)	Includes 3,160 shares owned by Hudsonville Creamery & Ice Cream Co., a corporation in which Mr. Hoezee owns a one-third interest.

        Patrick K. Gill has been a director of the Corporation since November 1, 2002. Mr. Gill is President and Chief Executive Officer of O.A.K. Financial Corporation and it’s subsidiary, Byron Center State Bank. Prior to joining O.A.K. Financial in November of 2002, Mr. Gill was President and CEO of the Bank of Lenawee, located in Adrian, Michigan and part of Pavilion Bancorp, Inc. Mr. Gill also served as a Board Member and CEO of Pavilion Bancorp Inc., and Board Chairman of the Bank of Washtenaw, a de novo started by Pavilion, as well as Board Chairman of Pavilion Mortgage Company. Pavilion has seven banking offices and approximately $300 million in assets. Mr. Gill has 30 years of progressive banking experience, including 16 years in the West Michigan financial markets with Union Bank (later NBD), in Grand Rapids. His last position with NBD was Vice President and Regional Director of the Lakeshore region. Mr. Gill graduated with honors from Notre Dame University with a degree in History and lives in Byron Center, Michigan.

        Robert F. Dentzman has been a director of the Corporation since October 2002. Mr. Dentzman is Vice President, Treasury and Investor Relations for Herman Miller, Inc. Mr. Dentzman has worked at Herman Miller for over 20 years and has served in progressive areas of responsibility. Mr. Dentzman is responsible for worldwide cash management, investor and banking relations, capital structure management, foreign exchange risk management, shareholder services, pension asset management, and administration of several executive benefit plans. Prior to joining Herman Miller Mr. Dentzman worked in the banking industry for the Kalamazoo, Michigan bank now known as National City Bank. Mr. Dentzman earned his B.A. in Economics from Kalamazoo College and his M.B.A. from Western Michigan University.

        David A. Van Solkema has been a director of the Corporation since 1988. Mr. Van Solkema is retired and previously served as President of Parts Plus, Michigan Region, a supplier of auto and truck parts to over 125 independent stores with over $40 million in sales. Additional work experience includes work as a Certified Public Accountant (CPA) for Touche Ross, serving small to medium sized businesses throughout West Michigan. Mr. Van Solkema has served on the Byron Center Christian School Board, has served as a Deacon and Elder at Heritage Christian Reformed Church in Byron Center, and has been active with Little League Baseball. Mr. Van Solkema is a graduate of Ferris State University with a degree in Finance.

        Grace O. Shearer has been a director of the Corporation since November 2002. Mrs. Shearer is President and CEO of West Michigan Heart, P.C., the leading cardiology service provider in West Michigan, with over 150 employees. Mrs. Shearer also served as Vice President of Operations for St. Mary’s Hospital and in 1992 served as the interim CEO for St. Mary’s Hospital. Mrs. Shearer is Chairman of the Board for Pine Rest Christian Mental Health Services, and has other board experience with Calvin College, the Rotary Club, and the Grand Rapids Chamber of Commerce. Mrs. Shearer holds a B.A. from the University of Michigan, and an M.B.A. from Eastern Michigan University.

        Norman Fifelski has been a director of the Corporation since 1988. Mr. Fifelski is President of Hillcrest Food and Fuel, Inc., Hillcrest Subway, and the Hungry Horse Campground. Additional experience includes serving on the board and as Treasurer for the Wayland Area Emergency Medical Service, on the Administrative Committee for Saint Stanislaus Church, Assistant Fire Chief and Training Officer for Dorr Township for over 17 years, and is an elected Trustee for Dorr Township. Mr Fifelski is also involved with fire prevention programs for Dorr area elementary schools, and Save The Children in Mexico. Mr. Fifelski is a graduate of Ferris State University.

        Dellvan Hoezee has been a director of the Corporation since since1991. Mr. Hoezee is President and Chief Executive Officer for Hudsonville Creamery and Ice Cream Company, producers and marketers of Hudsonville Ice Cream, located in Burnips, Michigan. Additional board experience includes Western Michigan Theological Seminary, in Holland, Michigan – finance, Great Lakes Senate of the Reformed Church, finance committee, and chairman of the finance committee for new church construction at Hudsonville Reformed Church. Mr. Hoezee is also a supporter of the West Michigan 4-H Fairs.

        Robert Deppe has been a director of the Corporation since 1997. Mr. Deppe is President of Robert Deppe Building & Development, Inc., located in Cutlerville, Michigan. Additional board experience includes Board President for the Grace Foundation, Emerging Young Leaders, a six-year term as President of the Home and Building Association of Greater Grand Rapids, and Home Repair Service. Community involvement includes Habitat For Humanity, President of the Kent County Housing Commission, and various church related service for First Cutlerville CRC, and Kentwood Community Church.

Director Compensation

        The directors of the Corporation do not receive any compensation. Non-employee directors of the Bank are paid an annual retainer fee of $8,000 for their service. Non-employee directors receive $500 per board meeting attended, a $100 fee or a $50 per hour fee for special meetings, whichever is greater, $100 per loan committee attended and $80 per audit committee meeting attended. In addition, the chairman of the board receives an annual fee of $3,000 and the chairman of the Audit committee receives an annual fee of $500. Discretionary bonuses were paid to each non-employee director amounting to $-0-, $6,500 and $2,000 for the years ended December 31, 2002, 2001 and 2000, respectively. During 2002, the Board of Directors of the Corporation and the Bank held a total of 22 meetings. Various committees of the Board held meetings as needed. Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which he served, except Mr. Williams, who attended 50% of the Audit Committee meetings held.

        In 1988, the Bank adopted a deferred compensation plan for directors that provides for benefit payments to the participant and his or her family upon retirement or death. All of the Corporation’s directors, except for Messrs. Deppe, Gill, Shearer and Dentzman, are participants in this plan. This plan allowed for the deferral of director fees in return for the payment of certain defined benefits. The cost of this plan was $108,975, $117,028 and $109,670 in 2002, 2001 and 2000, respectively. The total accrued liability of the Bank under this plan was $1,196,937 as of December 31, 2002. The Bank has purchased life insurance policies on the lives of the participating directors with the Bank as the owner and beneficiary. The life insurance policies will be used to fund the benefits under the plan. The cash surrender value of the policies was $1,253,818 as of December 31, 2002. As of January 1, 1997, no further deferrals of directors’ fees may be made under this plan.

        In 1998, the Bank adopted a new deferred compensation plan for directors. The plan permits the Board to defer the payment of fees for service on the Board. Fees, which are deferred, are credited to the deferred compensation accounts of the individual participating directors and invested in a manner determined by the Board. The Board is authorized to direct the Bank to purchase policies of life insurance on the life of participating directors as one of the investment vehicles under the plan. If a life insurance policy is purchased with respect to a participating director’s life, the Bank is the owner and beneficiary of the policy. Upon a director’s retirement, the cash value of the policy is paid out to the director in annual installments over a period of fifteen years or as otherwise allowed by the plan. If a participating director dies before beginning to receive payments, the Bank will pay a beneficiary designated by the director a death benefit in lieu of deferred compensation in an amount equal to the greater of the amount of fees credited to the director’s deferred compensation account or an amount payable each year for ten years equal to ten percent of the death benefit, if any, received by the Bank as a result of the director’s death from any insurance policy purchased by the Bank on the director’s life as an investment for purposes of the deferred compensation plan. The cost of this plan was $66,002, $79,999 and $68,994 in 2002, 2001 and 2000 respectively. At December 31, 2002, the plan liability was $292,999 and the cash surrender value was $327,739.

        On January 28, 1999, the Board of Directors adopted the O.A.K. Financial Corporation 1999 Directors’ Stock Option Plan, which was approved by the Corporation’s shareholders at the April 22, 1999 Annual Meeting. Stock options to purchase 500 shares were granted to each non-employee director on the following dates and at the following per share prices: January 21, 2000 — $55.00 per share, February 7, 2001 — $50.00 per share, and February 1, 2002 — $44.50 per share.

Audit Committee

        The Audit Committee, comprised of Messrs. Deppe, Hoezee and Williams, met on four occasions during 2002. Each of the members of the Audit Committee is “independent” as defined in Rule 4200(a) of the NASD Listing Standards. Its primary duties and responsibilities include annually recommending to the Board of Directors an independent public accounting firm to be appointed auditors of the Corporation and the Bank, reviewing the scope and fees for the audit, reviewing all the reports received from the independent certified public accountants, reviewing the activities of, and coordinating matters, with the internal auditing department. The Corporation’s Board of Directors has adopted an Audit Committee Charter.

Audit Committee Report

        We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2002.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s Form 10-K for the year ended December 31, 2002.

        Respectfully submitted, Robert Deppe, Dellvan Hoezee and Gerald Williams.

COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

        Decisions on the compensation of the Corporation’s executive officers are made by the Board’s nonemployee directors consisting of Messrs. Deppe, Fifelski, Hoezee, Van Solkema and Williams. To ensure this Committee’s independence, the Board of Directors has, from time to time, used outside consultants to assist the Committee in its deliberations. The Committee met two times during 2002. This Committee report addresses the Corporation’s compensation policies and programs for the year ended December 31, 2002.

        The Compensation Committee seeks to establish competitive compensation that will attract, motivate and retain accomplished executive officers who can increase shareholder value, deliver competitive products and services to customers, and provide leadership. Executive compensation is intended to reflect factors such as individual and corporate performance, level of responsibility, and prior experience. Incentive compensation and stock option awards are intended to align the interests of executive officers with that of the shareholders and reward performance that directly impacts the success and profitability of the Corporation and meets competitive pressures identified in the external market base for executive positions of a similar nature. The compensation of our President and Chief Executive Officer is arrived at using the same methodology as for other senior executives.

        Base Salary — Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of the Corporation’s executive officers and senior managers within peer group levels.

        Annually, the Committee establishes the base wage for all executive officers. The Committee’s determination is based upon compensation levels established by the Corporation’s peers and evaluations by consultants.

        Annual Cash Incentive — To provide performance incentives the strategy provides for annual cash awards that are payable if the Corporation and the Byron Center State Bank meet or exceed annual performance objectives established by the Board of Directors.

        Long-Term Incentives — The Corporation maintains a 401(k) covering substantially all employees. The Corporation matches an employee’s contributions to the 401(k) up to a maximum of 4% of such employee’s eligible wages.

        The Corporation also maintains a Profit Sharing Plan covering substantially all employees. The Corporation’s contribution to the profit sharing plan is based on defined performance targets established annually by the Board of Directors.

        A leveraged Employee Stock Ownership Plan (ESOP), covering substantially all employees is also maintained by the Corporation. The Corporation makes annual contributions equal to at least the ESOP’s debt service less dividends received by the ESOP. The original loan will be repaid over a period of 10 years. The dividends on the allocated shares are distributed to the accounts of the participants and the dividends on the unallocated shares are used to pay debt service. The ESOP shares are pledged as collateral for the ESOP’s debt. As the debt is repaid, shares are released from the pledge and allocated to the accounts of the active participants. As shares are released they become outstanding for earnings per share computations

        The Corporation also maintains stock option plans for non-employee directors (the Director’s Plan) and employees and officers of the Corporation and its’ subsidiaries (the Employees’ Plan). The stock option plans were established in 1999, and authorize the issue of up to 165,000 options under the Employees’ Plan and up to 35,000 options under the Directors’ Plan. Options under both plans become exercisable after the first anniversary of the award date. The option exercise price is at least 100% of the market value of the common stock at the grant date. During 2002, 9,747 incentive stock options were granted to a total of thirteen executives of the Corporation. The number of shares subject to each option was based upon the position and a discretionary assessment of the performance of each grantee. The options awarded in 2002 vest after one year. The Employee’s Plan also allows the Corporation to issue restricted stock to officers and employees of the Corporation and its subsidiaries. However, no shares of restricted stock were awarded in 2002.

        The ESOP and stock option plans are intended to align the interests of the covered employees with the interests of the Corporation’s shareholders.

      Respectfully submitted, Robert Deppe, Norman Fifelski, Dellvan Hoezee, David Van Solkema, Gerald Williams

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No executive officer of O.A.K. Financial Corporation served as a member of the compensation committee of another entity, one of whose executive officers served on the compensation committee or Board of Directors of O.A.K. Financial Corporation. No executive officer of O.A.K. Financial Corporation served as a director of another entity, one of whose executive officers served on the compensation committee or Board of Directors of O.A.K. Financial Corporation. No executive officer of O.A.K. Financial Corporation served as a member of the compensation committee of another entity, one of whose executive officers served as a director of O.A.K. Financial Corporation.

      EXECUTIVE COMPENSATION SUMMARY

        The following table sets forth the compensation paid by the Bank during the last three years to its Chief Executive Officer, his predecessor and each person that served as an executive officer during the past year. There are no employees of the Corporation; all personnel are employed by the O.A.K. ELC. No other named executive officers of the Corporation or the Bank received annual compensation in excess of $100,000 during this period.

                                                                              Long -Term
                                                       Annual                Compensation
                                                Compensation
                                                                              Securities
                                                                              Underlying            All Other
    Name and Principal Position      Year       Salary (1)      Bonus         Options (2)        Compensation (3)
Patrick K. Gill, President and         2002        $30,288      $65,000          2,000              $       -0-
    Chief Executive Officer (4)        2001            N/A         N/A             N/A                     N/A
                                       2000            N/A         N/A             N/A                     N/A

John Van Singel, former                2002       $163,849       $  -0-          2,000             $   223,045(5)
    President and Chief                2001        188,000       47,752          2,000                  14,143
    Executive Officer                  2000        180,000       38,250          2,000                  13,110

James Luyk, Executive                  2002       $159,448      $15,000          1,064                 $11,503
   Vice President Chief                2001        100,000       20,300            976                   7,492
   Financial Officer (6)               2000            N/A          N/A            N/A                     N/A

Thomas Fitzgerald, Executive           2002         $8,846      $25,000            -0-                     $-0-
    Vice President Chief               2001            N/A          N/A            N/A                     N/A
    Lending Officer (7)                2000            N/A          N/A            N/A                     N/A

John Peterson, former                  2002       $101,230       $  -0-          1,074                 $10,097
    Executive Vice President           2001        103,000       20,909          1,006                   9,755
    Chief Lending Officer              2000         98,000       14,250          1,002                   7,164

(1)     Includes elective deferrals by employees pursuant to section 401 (k) of the Internal Revenue Code. (2) Options granted in each year relate to the prior year’s performance. (3) The amounts set forth in this column include contributions to the profit sharing plan, the Corporation’s matching contribution to the 401(k) plan, and the dollar value of premiums paid for term life insurance.

(4)

Patrick K. Gill joined the Corporation in November 2002, as President and Chief Executive Officer at an annual salary of $225,000 and was paid a lump sum sign-on bonus of $65,000 in March 2003. His employment contract is described in more detail on page ___. Mr. Gill joined the Corporation from Pavilion Bancorp, where he served most recently as President and CEO.

(5)	Total amount accrued under Mr. Van Singel’s separation agreement which is described on page ___.

(6)

During fiscal year 2000, James Luyk joined the Corporation as Executive Vice-President and Chief Financial Officer. Mr. Luyk joined the Corporation from Huntington National Bank, where he served most recently as Regional Controller. Mr. Luyk’s salary in 2002 includes a one-time payment for serving as interim CEO for part of the year.

(7)

Thomas Fitzgerald joined the Corporation in November 2002, as Executive Vice-President and Chief Lending Officer at an annual salary of $115,000 and was paid a lump sum sign-on bonus of $25,000 in March 2003. Mr. Fitzgerald joined the Corporation from National City Bank, where he served most recently as a senior executive in business development.

        The following table sets forth information concerning stock options granted to and retained by the named executive officers of the Corporation during 2002. None of the named officers exercised stock options during 2002:

                                     EXECUTIVE OPTION GRANTS IN LAST FISCAL YEAR

                                            Percent of                                 Potential Realizable Value at
                                              Total                                       Assumed Annual Rates of
                             Number of       Options                                        Stock Appreciation
                              Shares        Granted to                                        for Option Term
                            Underlying      Employees
                              Options       in Fiscal      Exercise     Expiration
                              Granted          Year           Price        Date

                                                                                            5%              10%
Patrick K. Gill                2,000            17.0%         $44.50    11/3/2012       $55,972          $141,843
John A. Van Singel (1)            -0-             N/A            N/A          N/A           N/A               N/A
James Luyk                     1,064             9.1%         $44.50     2/1/2012       $29,777           $75,461
Thomas Fitzgerald                 -0-             N/A            N/A          N/A           N/A               N/A
John Peterson                  1,074             9.1%         $44.50     2/1/2012       $30,057           $76,170

(1)     Mr. Van Singel resigned in October 2002 from his positions as director, President and CEO of the Corporation and the Bank.

        The per share exercise price of each option is at least 100% of the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. No option is exercisable until twelve months after the date of grant. An option to purchase 2,000 shares was granted to Mr. Van Singel in 2002, which was later cancelled as a result of not meeting a one-year employment requirement.

                                               YEAR END OPTION VALUES

                                              Number of Shares Underlying               Value of Unexercised
                                                Unexercised Options at                 In-the-Money Options at
                                                       Year end                               Year End
                 Name                          Exercisable/Unexercisable              Exercisable/Unexercisable
Patrick K. Gill                                        -0-/2,000                                $0/0
John A. Van Singel (1)                                   -0-/-0-                                $0/0
James Luyk                                           1,733/1,064                                $0/0
Thomas Fitzgerald                                        -0-/-0-                                $0/0
John Peterson                                        3,014/1,074                                $0/0

(1)     Mr. Van Singel resigned in October 2002 from his positions as director, President and CEO of the Corporation and the Bank.

        The per share exercise price of each option is equal to at least 100% of the market value of the common stock on the date each option was granted. The unexercisable options noted above became exercisable as of February 2003.

EXECUTIVE OFFICER CONTRACTS

        The Bank and Mr. Gill are parties to an Employment Agreement which became effective on November 4, 2002. The Employment Agreement provides for (a) an annual base salary of $225,000, (b) a one time lump sum signing bonus of $65,000, (c) the grant of options to acquire 2,000 shares of the Corporation’s common stock at an exercise of $44.50 per share, and (d) certain other employee benefits, including medical and life insurance and relocation benefits as provided in the Bank’s Relocation Policy. The Employment Agreement provides that, in the event of Mr. Gill’s involuntary termination without cause or if he voluntarily terminates his employment for good reason, Mr. Gill will be entitled to receive his base salary for a period of twelve (12) months, certain employee benefits, and the right to exercise stock options. As an additional severance benefit, the Bank is required, at Mr. Gill’s request, to purchase Mr. Gill’s primary residence at its then fair market value. The term of Mr. Gill’s employment is indefinite.

        The Bank and John Van Singel are parties to a separation agreement that became effective October 28, 2002. Under the terms of that agreement Mr. Van Singel resigned all positions with the Corporation and the Bank, and the Bank agreed to make 26 biweekly payments to Mr. Van Singel of $7,447.69 each, to continue certain insurance and long term disability plans for him for a period of 18 months and to pay Mr. Van Singel a total of an additional $20,000. As a part of the agreement, Mr. Van Singel, among other commitments, agreed not to compete with the Corporation, the Bank or any of their affiliates for a period of 24 months.

        The Corporation has entered into individual change of control agreements with one of its senior executive officers, Mr. Luyk, and certain other executive officers. These agreements provide severance benefits if the individual’s employment is terminated within thirty-six (36) months after a change in control occurs. For purposes of these agreements, a “change in control” is any occurrence as a result of which any person or entity, other than the Corporation’s existing shareholders (as of the date of the agreements), acquires more than 35% of any class of the capital stock of the Corporation. Severance benefits are not payable if the Corporation terminates the executive’s employment for cause or the executive voluntarily retires or resigns. The agreements are for self-renewing terms of two years unless the Corporation takes action to terminate further extensions. Mr. Luyk’s agreement provides a severance benefit of a lump-sum payment equal to three years’ salary and bonus and continuation of benefit coverage for thirty-six months after a “change in control.” The other agreements provide for lesser benefits.

CERTAIN TRANSACTIONS

        Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiaries of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiaries of the Corporation. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collection or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and will be subject to approval by a majority of the Corporation’s independent, outside disinterested directors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation’s common stock with that of the cumulative total return on the MG Group Index and the NASDAQ Stock Market Index for the five year period ended December 31,2002. The MG Group Index is an index composed of over 90 banks and bank holding companies located in the Midwest and published by Media General Financial Services. The following information is based on an investment of $100, on December 31, 1997, in the Corporation’s common stock, the MG Group Index, and the NASDAQ Stock Market Index, with dividends reinvested. There has been limited trading in the Corporation’s Common Stock and the Corporation’s common stock does not trade on any stock exchange. Accordingly, the returns reflected in the following graph and table is based on sale prices of the Corporation’s stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.

----------------------------------------------------------------------------------------------------------------
                                       1997         1998          1999         2000          2001         2002
----------------------------------------------------------------------------------------------------------------
O.A.K. Financial                       100         149.51        167.05       169.63        141.25       127.34
----------------------------------------------------------------------------------------------------------------
MG Group Index                         100         110.84        92.07        112.11        113.07       108.21
----------------------------------------------------------------------------------------------------------------
NASDAQ Market Index                    100         141.04        248.76       156.35        124.64        86.94
----------------------------------------------------------------------------------------------------------------

Source: Media General Financial Services, Richmond, Virginia

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and officers to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Based upon written representations by each director and officer, all the reports were filed by such persons during the last fiscal year, except for Mr. John Van Singel, former board member, President and CEO of the Corporation and the Bank, who failed to file a Form 4 covering the sale of 1,000 shares in December 2002 within the required two-day period. However, Mr. Van Singel did report those transactions in his year-end report on Form 5, which was filed within the prescribed deadline.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The financial statements of the Corporation for the year ended December 31, 2002 have been audited by Plante & Moran, LLP, independent certified public accountants. Representatives of Plante & Moran LLP will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has appointed Plante & Moran LLP as its principal accountants to audit the Corporation’s financial statements for the year ending December 31, 2003.

      Audit Fees

        Aggregate fees billed for professional services rendered for the audit of the Corporation’s annual consolidated financial statements for the fiscal year ended December 31, 2002 and the reviews of financial statements included in Corporation’s Forms 10-Q filed with the Securities and Exchange Commission for that fiscal year were: $44,375.

      Financial Information System Design and Implementation Fees

        No professional services were rendered by Plante & Moran LLP for the year ended December 31, 2002, with respect to, directly or indirectly, operating, or supervising the operation of, the Corporation’s information systems or managing the Corporation’s local area network or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation’s financial statements taken as a whole.

      All Other Fees

        The aggregate fees billed for services rendered by Plante & Moran LLP for services not covered under the two preceding captions totaled $153,025, which includes loan review, employee benefit plan audits and other professional services.

        The Corporation’s Audit Committee has concluded that the provision of services covered under the caption All Other Fees is compatible with Plante & Moran LLP maintaining their independence. None of the hours expended on Plante & Moran LLP’s engagement to audit the Corporation’s consolidated financial statements for the year ended December 31, 2002, were attributed to work performed by persons other than Plante & Moran LLP’s full-time, permanent employees.

SHAREHOLDER PROPOSALS

        No shareholder may present a proposal for consideration at the 2003 Annual Meeting of Shareholders unless notice is given not later than February 23, 2004 to the Corporation in compliance with Article XI of the Corporation’s Articles of Incorporation stating the shareholder’s intention to do so. Any shareholder proposal to be considered by the Corporation for inclusion in the 2004 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 25, 2003.

PARTICIPANTS IN THE SOLICITATION

        Under applicable regulations of the SEC, each director and nominee and the Corporation’s named executive officers may be deemed a “participant” in the Corporation’s solicitation of proxies. In the event any of these persons is deemed to be a participant, and without acknowledging that any such person is a participant, the Corporation furnishes the following information. The business address of each of the directors and executive officers is 2445 84th Street, S.W., Byron Center, MI 49315. The names and addresses of the associates (within the meaning of Rule 14a-1 of the Securities Exchange Act of 1934) of those who may be deemed “participants” which beneficially own common stock of the Corporation, and the amount of shares of common stock held by each such associate, are also set forth on Appendix A to this Proxy Statement. Except as set forth in this Proxy Statement, to the knowledge of the Corporation, none of the directors or nominees of the Corporation or any other persons participating in this solicitation on behalf of the Corporation, or, with respect to items (ii), (viii) and (ix) of this paragraph, any associate of the foregoing persons, (i) has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting, other than the interest of the director nominees in being elected and each director’s interest in the operations of the Corporation, to the extent that each believes the proposals set forth herein may contribute favorably to the Corporation’s operations, (ii) owns beneficially, directly or indirectly, any securities of the Corporation, except as set forth in “Voting Securities and Beneficial Ownership of Management,” (iii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Corporation, (iv) owns any securities of the Corporation of record but not beneficially, (v) has purchased or sold any securities of the Corporation within the past two years other than as can be found in such director’s or executive officer’s filings under Section 16 of the Securities Act of 1934, (vi) has incurred indebtedness for the purpose of acquiring or holding securities of the Corporation within the past two years, (vii) is or has within the past year been a party to any contract. arrangement or understanding with any person with respect to any securities of the Corporation, except for any employment agreement, stock option grant or similar agreement with respect to the information described in “Compensation of Executive Officers” and “Executive Compensation Summary,” (viii) has since the beginning of the Corporation’s last fiscal year, entered into any transaction that has not been in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, nor has there been a transaction that has involved more than the normal risk of collection or had other unfavorable features, (ix) has any arrangement or understanding with respect to future employment by the Corporation or any of its affiliates or with respect to any future transactions to which the Corporation or its affiliates will or may be a party or (x) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years. In addition, except as set forth in this Proxy Statement, to the knowledge of the Corporation, none of the directors of the Corporation or any other person participating in this solicitation on behalf of the Corporation, nor any associates of any of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Corporation in which the amount involved exceeds $60,000 since the beginning of the Corporation’s last fiscal year. Each such person’s principal occupation or employment, and the name and principal business of any corporation or organization in which such employment is carried on, are disclosed under “Information About Directors and Director Nominees” or are officers of the Corporation.

OTHER BUSINESS

        The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

        The Annual Report on Form 10-K of the Corporation for 2002 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the “Commission”). The Commission maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, which files electronically. The Commission’s web site address is http:\\www.sec.gov.

        Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick K. Gill President and CEO

APPENDIX A

      Gerald Williams - Director

      Theresa M. Williams Trust            1838 Pheasant Ridge Dr                    10,300 shares
                                           Dorr, MI

      Dellvan Hoezee - Director

      Joyce Ann Hoezee Trust               3888 16th Avenue                           2,578 shares
                                     Grandville, MI

      Hudsonville Creamery &                                                          3,160 shares
 Ice Cream Company                    4311 30th Street
                                           Burnips, MI

      Norman Fifelski - Director

      Norman J. Fifelski Trust             2046 142nd Avenue                          3,699 shares
                                        Dorr, MI

O.A.K. Financial Corporation 2445 84th Street, S.W. Byron Center, Michigan 49315	This Proxy is solicited on behalf of the Board of Directors

PROXY

        The undersigned hereby appoints David Van Solkema and Patrick K. Gill as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of O.A.K. Financial Corporation held of record by the undersigned on March 18, 2003, at the annual meeting of shareholders to be held April __, 2003, and at any adjournment thereof.

1.      In the election of two directors to be elected for a term expiring in 2006

[ ]	FOR the nominees listed below	[ ]	WITHHOLD AUTHORITY to vote for the nominees listed below

Patrick K. Gill                  -                  Robert F. Dentzman

In the election of two directors to be elected for a term expiring in 2005

[ ]	FOR the nominees listed below	[ ]	WITHHOLD AUTHORITY to vote for the nominees listed below

David A. Van Solkema                  -                  Grace O. Shearer

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)

2.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature if held jointly

Dated: , 2003

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.